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                                                                    EXHIBIT 23.1



Consent of Independent Certified Public Accountants


Source Interlink Companies, Inc.
Bonita Springs, Florida

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 333-16039, 333-64082 and 333-64080) of Source
Interlink Companies, Inc. (the Company) of our reports dated April 30, 2003, relating to the consolidated financial statements and schedule of the Company appearing in the Company's Annual Report on Form 10-K as of and for the year ended January 31, 2003.



/s/ BDO Seidman, LLP
Chicago, Illinois
April 30, 2003